     Code of Professional Standards
                        Washington Mutual Investors Fund
                            As adopted June 19, 2003

     Preamble: The above named Fund has adopted this Code of Professional
Standards (the "Code") in accordance with the requirements of Form N-CSR adopted by the Securities and Exchange Commission (the "SEC") pursuant to Section 406 of the Sarbanes-Oxley Act of 2002.

     1. The Fund has adopted this Code for the purpose of deterring wrongdoing and promoting honest and ethical conduct. The Code applies to the principal executive officer and principal financial and accounting officer (together the
"Officers") of the Fund.

     2. The  Officers  shall  conduct  themselves  in such a manner  as to deter wrongdoing and to promote:  (a) honest and ethical conduct in the affairs of the
Fund, including the ethical handling of actual or apparent conflicts of interest between  personal and  professional  relationships;  (b) full,  fair,  accurate, timely and  understandable  disclosure  in reports and  documents  that the Fund files with, or submits to, the Securities  and Exchange  Commission and in other public  communications  made by the Fund;  and (c)  compliance  with  applicable governmental laws, rules and regulations.

     It is the responsibility of the Officers, by their words and actions, to foster a corporate culture that encourages honest and ethical conduct, including the ethical resolution of, and appropriate disclosure of, conflicts of interest.
The Officers should work to assure a working environment that is characterized by respect for law and compliance with applicable rules and regulations.

     The Officers must:

     o    act with integrity;

     o    familiarize  themselves  with the  disclosure  requirements  generally applicable  to the Fund and,  to the  extent  appropriate  within  the
          Officer's area of responsibility, take appropriate steps with the goal
          of  promoting  full,  fair,   accurate,   timely  and   understandable
          disclosure in reports and documents the Fund files with the SEC and in other public communications made by the Fund;

     o    not knowingly  misrepresent,  or cause others to  misrepresent,  facts about  the  Fund;  and  o  not  use  personal  influence  or  personal
          relationships  to  improperly   influence   investment   decisions  or
          financial  reporting  whereby the Officer would benefit  personally to the detriment of the Fund.

     3. Reporting. Upon receipt of this Code and annually thereafter, the
Officers must sign an acknowledgement stating that he or she has received, read and understands the Code.

     4. Violations. Any person who becomes aware of an apparent violation of this Code must report it to the Fund's Compliance Officer or Chairman of the
Fund. The Compliance Officer is authorized to investigate any such violations and report his or her findings to the Chairman of the Board. The Chairman may report violations of the Code to the Board of Directors, if he or she believes such reporting is appropriate. The Chairman may also determine the appropriate sanction for any violations of this Code, including removal from office, provided that removal from office shall only be carried out with the approval of the Board of Directors of the Fund.

     5. Amendments. Technical, administrative or other non-substantive amendments to this Code must be approved by the Chairman of the Fund and any material amendment must be approved by the Board of Directors. Amendments must be filed with the SEC as required by applicable rules. All amendments must be in writing.

     6. Relationship to Codes of Ethics. The Fund and its principal service providers have adopted codes of ethics under Rule 17j-1 under the Investment
Company Act of 1940. Those codes are separate requirements and are not part of this Code.

     7. Confidentiality. All reports and records prepared or maintained pursuant to this Code shall be confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone.